United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)       September 20, 2007

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 South Capital of Texas Highway, Suite 220, Building 3, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code    (512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry Into a Material Definitive Agreement.

On September 20, 2007, Perficient, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, PFT MergeCo IV, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Merger Sub”), BoldTech Systems, Inc., a Colorado corporation (“Colorado Company”), BoldTech Systems, Inc., a Delaware corporation (“Delaware Company”), each of the Principals (as defined therein), and the Representative (as defined therein) pursuant to which following a merger of Colorado Company into Delaware Company, Merger Sub merged with and into the Delaware Company (the “Merger”), with the Delaware Company surviving the Merger as a wholly-owned subsidiary of the Company.  A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K.  The foregoing description of the Merger Agreement does not purport to be complete.  For an understanding of the terms and provisions of the Merger Agreement, reference should be made to the copy of that agreement attached as Exhibit 2.1 to this Current Report on Form 8-K.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

 Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 20, 2007, the transactions contemplated by the Merger Agreement were consummated.  As a result of the Merger, Delaware Company, an information technology consulting firm based in Denver, with a CMMI (Level 4) certified global development center in China, became a wholly-owned subsidiary of the Company.  The total consideration paid to the holders of the capital stock of Delaware Company in connection with the Merger was approximately $20.8 million, which included approximately $10.4 million in cash and approximately $10.4 million worth of the Company's common stock as calculated on the average closing price of the Company's common stock for the thirty trading days immediately preceding the closing date of the Merger.  The total consideration paid excludes transaction costs and is subject to certain post-closing adjustments.

Immediately following the Merger, Delaware Company was merged into the Company.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

 Item 3.02 Unregistered Sales of Equity Securities.

As described under Item 2.01 of this Current Report on Form 8-K, on September 20, 2007, the Company issued 449,683 shares of the Company's common stock (or approximately $10.4 million based on the average closing price of the Company's common stock for the thirty trading days immediately preceding the closing date of the Merger) to the holders of whole shares of the capital stock of Delaware Company as part of the total consideration for the Merger.  The Company's common stock was issued in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

 Item 7.01 Regulation FD Disclosure.

On September 21, 2007, the Company issued a press release announcing the acquisition of BoldTech Systems, Inc.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

 Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

No Financial Statements relating to the Acquisition are required pursuant to Rule 3-05 of Regulation S-X.

(b)	Pro Forma Financial Information

No pro forma financial information relating to the Acquisition is required pursuant to Article 11 of Regulation S-X.

(d)	Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of September 20, 2007, by and among Perficient, Inc., PFT MergeCo IV, Inc., BoldTech Systems, Inc., a Colorado corporation, BoldTech Systems, Inc., a Delaware corporation, each of the Principals and the Representative

99.1	Perficient, Inc. Press Release issued on September 21, 2007, regarding the acquisition of BoldTech Systems, Inc.

*	All Exhibits and Schedules have been omitted from the filed copy of this agreement, and the registrant will furnish supplementally a copy of such Exhibits and Schedules to the Commission upon request.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2007	PERFICIENT, INC.

By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

PERFICIENT, INC.
 EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of September 20, 2007, by and among Perficient, Inc., PFT MergeCo IV, Inc., BoldTech Systems, Inc., a Colorado corporation, BoldTech Systems, Inc., a Delaware corporation, each of the Principals and the Representative

99.1	Perficient, Inc. Press Release issued on September 21, 2007, regarding the acquisition of BoldTech Systems, Inc.

*	All Exhibits and Schedules have been omitted from the filed copy of this agreement, and the registrant will furnish supplementally a copy of such Exhibits and Schedules to the Commission upon request.